AGREEMENT

                DRAWN UP AND SIGNED IN TEL AVIV ON MAY 20TH, 2004

BETWEEN:   Technoprises Ltd.
           Company number 520036708
           Of 12 Raoul Wallenberg St., Ramat Hachayal, Tel Aviv
           (hereinafter:  "Technoprises")

                                                                        Party A.

AND:       Bank Hapoalim Ltd., P.C. 520000118
           Of 41-45 Rothschild Blvd., Tel Aviv
           (hereinafter:  "Bank Hapoalim" or "the Bank")

                                                                        Party B.


WHEREAS: Coresma Ltd. (previously Netgame Ltd.), P.C. 51-196341-5 (hereinafter: "the Company") owes Bank Hapoalim moneys for various credit amounts advanced to it by Bank Hapoalim, as specified in the body of this Agreement (hereinafter: "the Company's debts to the Bank");

AND WHEREAS:      To  secure  all  the  Company's  debts  to the  Bank,  with no restriction of amounts, the Company signed and issued in favor of Bank Hapoalim a debenture dated 26.2.1998, according to which the Company created in favor of the Bank a general current lien on all its property and assets of any kind whatsoever, as well as a fixed lien on its share capital and goodwill, all as specified in the debenture attached to this Agreement, as Appendix A, and forming an integral part of it
                  (hereinafter: "the Debenture");

AND WHEREAS:      The Debenture was  registered  with the Registrar of Companies on 9.3.1998 as Lien No. 2;

AND WHEREAS:      The Parties have agreed between  themselves that  Technoprises
                  will   receive  from  Bank   Hapoalim,   as  an  absolute  and
                  irrevocable assignment, all its rights with respect to the Company for a debt of NIS 18,000,000 (eighteen million NIS) out of the Company's debts to the Bank, and also all its rights with respect to the Company by virtue of and according to the Debenture, so that Technoprises will take the place of Bank Hapoalim, receive all the rights of Bank Hapoalim by virtue of the Debenture, and be registered with the Registrar of Companies as the owner of the debt according to and by virtue of the Debenture;

AND WHEREAS:      The  Bank  has  accepted  the  request  of  Technoprises,   on
                  condition that Technoprises pays to the Bank the amounts specified in the body of this Agreement, and issues in favor of the Bank the securities specified in the body of this Agreement;

AND WHEREAS:      The Parties wish to formalize in writing what has been agreed, as stated above, and the terms and provisions, specified in the body of this Agreement;



     Signature ( - )                                    Signature ( - )

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                                       2


              THEREFORE THE PARTIES AGREE AND STIPULATE AS FOLLOWS:

1. The preamble to this Agreement and its attachments form an integral part of it.

2.    Bank Hapoalim hereby declares that:

      (a) The sum of the Company's debts and obligations to the Bank, as of 20.5.2004, is NIS 20,312, 147.26 (not including interest from 1.4.04).


            To substantiate the debt, the Bank's confirmation of the balances of the Company's debts to Bank Hapoalim on the above date is attached and marked "B".

      (b) To the best of Bank Hapoalim's knowledge, the Debenture was legally registered. In addition, to the best of the Bank's knowledge, the Debenture and the lien registered by virtue of it were not cancelled and/or changed up to the date of executing this Agreement, and it is the only security held by the Bank to secure the Company's debts.

      (c) To the best of Bank Hapoalim's knowledge, under the terms of the Debenture there is nothing, nor is there any restriction under any law and/or agreement, to prevent it from assigning the rights by virtue of it in favor of Technoprises.

3.    (a)   On executing  this  Agreement,  Bank  Hapoalim will make an absolute assignment of all its rights with regard to the Company for a total of NIS 18,000,000 out of the Company's debts to the Bank, and the Bank will also assign to Technoprises all its rights by virtue of and according to the Debenture.


      (b) The assignment to Technoprises of the Bank's rights with respect to the Company for the Company's debts to Bank Hapoalim in the amount of NIS 18,000,000, will be done by means of its signature on this Agreement, and its signature on the assignment document, attached to this Agreement and marked "C".

      (c) The transfer of the Debenture will be done by means of the Bank's signature on an amendment to the Debenture in the form attached to this Agreement and marked "D".

      (d) The Bank hereby gives its consent and undertakes to sign any document and deliver any document as may be required to give validity to the assignment of rights as specified in this Agreement heretofore.

      (e) The Bank undertakes not to object to any steps taken by Technoprises by virtue of the Debenture.

4. In return for fulfilling all the obligations of Bank Hapoalim under this Agreement, and in return for receiving the Bank's rights with regard to the Company by virtue of its debts to the Bank, as stated above, and by virtue of and according to the Debenture created by the Company in its favor as stated above, Technoprises hereby undertakes to pay Bank Hapoalim the following compensation, in the manner and on the dates specified below:

      (a) Technoprises will pay Bank Hapoalim an amount in cash in New Shekels equal to $100,000 (one hundred thousand US dollars) in 4 equal and consecutive monthly payments of $25,000 (twenty five thousand US dollars) each, starting on 20.11.2004. Each and every payment under this sub-section (a) will be paid in New Shekels, according to the representative rate set by the Bank of Israel on the day prior to the actual date of payment.

      (b) In addition, Technoprises will allocate to Bank Hapoalim, by and no later than the end of 40 days of trading on NASDAQ, to be counted from the date of executing this Agreement, shares in Technoprises to the value of $1,300,000 (one million three hundred thousand US dollars), according to the average market value of the shares in the 30 (thirty) days following execution of this Agreement.


            In addition, Technoprises undertakes to submit to the Securities Exchange Commission in the USA (the SEC) a Registration Statement to cover the shares allocated to Bank Hapoalim according to this section, to enable Bank Hapoalim to sell these shares in the public market without restriction, and this within 120 days from the date of executing this Agreement, and to ensure that the US Securities Exchange Commission (the SEC) declares that the Registration Statement is confirmed and effective and that there is no restriction on the tradability of the above shares, and this by and no later than the end of 90 days from the date of submission of the Registration Statement to the SEC, as stated above.

      (c) In addition, by and no later than the end of 40 days of trading on NASDAQ, to be counted from the date of execution of this Agreement, Technoprises will grant Bank Hapoalim options to purchase shares in Technoprises to the overall value of $500,000 (five hundred thousand US dollars), under the terms specified in the options document attached to this Agreement as Appendix E, and forming an integral part of it.

      (d) From the date of executing this Agreement to the date of expiry of the options forming the subject of section 4(c) above according to Appendix E, Technoprises hereby undertakes to deliver to Bank Hapoalim a copy of every report and/or statement and/or notice of any kind whatsoever that Technoprises is required to submit to the SEC in the USA according to the law and/or custom in force there, this at the same time as submitting them to the US Securities Exchange Commission.

5. Technoprises declares and confirms that it has thoroughly examined the Debenture, including its validity, legal status, nature, terms and the rights that it grants, including the existence, location and condition of the assets pledged under the Debenture, and also that it has examined its validity and the legal costs now and in the future for assigning the Debenture to Technoprises according to this Agreement, and that it has found all these suitable for its needs and to its full satisfaction. In addition, Technoprises hereby declares and confirms that, subject to fulfillment of all the obligations of Bank Hapoalim according to this Agreement, it neither has nor will have any argument, demand and/or claim of any kind whatsoever against Bank Hapoalim in all matters regarding and/or relating to the Debenture (including the assets pledged under it including their existence and condition) and to the rights that the Debenture grants and to the legal validity attaching now or in the future to its assignment under this Agreement. In addition, Technoprises shall have no claim and/or argument and/or demand of any kind whatsoever against Bank Hapoalim in any matter regarding and/or connected to the Company's debts to the Bank.

6. Subject to fulfillment of all Technoprises' obligations under this Agreement, heretofore and hereinafter, Bank Hapoalim confirms that it neither has nor will have any claims against Technoprises for actions carried out by Technoprises in relation to the Company.

7. It is hereby clarified, to remove all doubt, that all actions required for the purpose of validating the assignment of rights as stated in this Agreement heretofore, will all be done by Technoprises, at its sole responsibility and at its expense only, and it will bear all the costs, including any fees that may apply for assignment of the rights as specified in this Agreement heretofore, and for the allocation of any shares and/or options forming the subject of this Agreement and also for any action whose performance is imposed on Technoprises under this Agreement.

8. A breach of any of the terms of this Agreement will grant the injured Party the right to claim all reliefs determined for this matter in the Law of Contracts (Remedies for Breach of Contract), 5731-1970.

9. Any change or addition to this Agreement and/or its attachments will be valid only if done in writing and executed by the Parties to the Agreement.

10. This Agreement with its attachments cancels any previous agreements and/or representations and/or undertakings and/or understandings made between the Parties concerning the matters dealt with in it, whether verbally or in writing, and it replaces all such agreements, representations, undertakings and understandings

11.   Each Party will pay its own legal fees.

12. The addresses of the Parties for the purposes of this Agreement are as specified in its heading, and any notice sent by registered mail by one Party to the other according to the above address or to any other address notified in writing to the other Party, will be deemed to have reached its destination at the end of 48 hours from the time of being sent by registered mail or at the time of delivery if delivered by hand.




              IN WITNESS WHEREOF THE PARTIES HAVE SET THEIR HANDS:


                 ( - )                                      ( - )
----------------------------------------   -------------------------------------
           Technoprises Ltd.                         Bank Hapoalim Ltd.


I the undersigned Advocate Tsafrir Ostshinsky, legal counsel of Technoprises Ltd. (hereinafter, "the Company"), hereby confirm that the above signatories in the name of the Company have been authorized by it, according to the attached protocol, by the qualified organs in the Company, to sign the above Agreement in its name, including all the declarations and undertakings assumed in its framework and that their signature is binding on the Company for all intents and purposes.


                                                           ( - )
                                           -------------------------------------
                                                Adv. Tsafrir Ostshinsky

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                                       5


I the undersigned Advocate Michal Goren-Miller, legal counsel of Bank Hapoalim Ltd. (hereinafter, "Bank Hapoalim"), hereby confirm that the above signatories in the name of Bank Hapoalim have been legally authorized by the qualified organs in the Bank, to sign the above Agreement in its name, including all the declarations and undertakings assumed in its framework and that their signature is binding on it for all intents and purposes.



                                                   Michal Goren-Miller
                                                    License No. 1727/8
                                           -------------------------------------
                                                 Adv. Michal Goren-Miller